Exhibit 4.3

Number C-______	_______________ Shares
Common Stock

THIS CERTIFIES THAT ___________ is the record holder of ______________________ shares of Common Stock of

QUANERGY SYSTEMS, INC.

a Delaware corporation

transferable only on the records of the corporation upon surrender of this certificate, properly endorsed or assigned.

This certificate and the shares it represents are subject to the provisions of the Certificate of Incorporation and the Bylaws of the corporation, and any amendments thereto, as well as the restrictive legend(s) on the back of this certificate. Upon request, stockholders may obtain free of charge from the corporation’s principal office a statement describing the preferences, limitations and relative rights granted to or imposed upon each class or series of shares or upon the holders of such shares.

IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its duly authorized officers on this _____ day of ____________, 20__.

_____________, Secretary	_____________, Chief Executive Officer

FOR VALUE RECEIVED, I HEREBY SELL, ASSIGN AND TRANSFER ___________SHARES REPRESENTED BY THIS CERTIFICATE TO ______________________ AND HEREBY IRREVOCABLY APPOINT ____________________________ AS ATTORNEY TO TRANSFER THESE SHARES ON THE SHARE REGISTER OF THE CORPORATION.

DATED
(Stockholder)

(Witness)	(Stockholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND EXACTLY WITH THE NAME AS WRITTEN ON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.